Exhibit 23.2 - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07519) pertaining to the Employee Stock Ownership and Salary Deferral Plan of Manatron, Inc. of our report dated April 25, 2005, with respect to the financial statements and schedule of Manatron, Inc. Employee Stock Ownership and Salary Deferral Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
June 21, 2006